AGREEMENT AND PLAN OF MERGER  approved on June 3, 1998, by
East Coast Venture Capital, Inc., a business corporation organized under the laws of the State of New York, and by its Board of Directors on said date ("East Coast NY"), and approved on June 24, 1998 by East Coast Venture Capital, Inc., a business corporation organized under the laws of the State of Delaware, and by its Board of Directors on said date ("East Coast DEL").

                  1. East Coast NY and East Coast DEL shall pursuant to the provisions of the New York Business Corporation Law and the provisions of the laws of the jurisdiction of organization of East Coast DEL, be merged with and into a single corporation, to wit, East Coast DEL, which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the laws of the jurisdiction of its organization. The separate existence of East Coast NY, which is sometimes hereinafter referred to as the "terminating corporation", shall cease upon the effective date of the merger in accordance with the provisions of the New York Business Corporation Law.

                  2. The certificate of incorporation of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall be the certificate of incorporation of said surviving corporation; and said certificate of incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

                  3. The by-laws of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of its organization.

                  4. The directors and officers in office of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships  and  offices  until  the  election  and  qualification  of  their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

                  5. The number of outstanding shares of the terminating corporation is 5,701,545 shares, all of which are of one class and are common shares and all of which are entitled to vote. There are no outstanding shares of the surviving corporation.

                      Each issued share of the terminating corporation shall, upon the effective date of the merger, be converted into one (1) share of the surviving corporation. The issued shares of the surviving corporation shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

                  6. The Agreement and Plan of Merger herein made and approved shall be submitted to the shareholders of the terminating corporation for their approval or rejection in the manner prescribed by the provisions of the New York Business Corporation Law, and the merger of the terminating corporation with and into the surviving corporation shall be authorized in the manner prescribed by the laws of the jurisdiction of organization of the surviving corporation.

                  7. In the event that the Agreement and Plan of Merger shall have been approved by the shareholders entitled to vote of the terminating corporation in the manner prescribed by the provisions of the New York Business Corporation Law, and in the event that the merger of the terminating corporation with and into the surviving corporation shall have been duly authorized in compliance with the laws of the jurisdiction of organization of the surviving corporation, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of New York and of the State of Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

                  8. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively, are hereby authorized, empowered and directed to do any and all things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or of the merger herein provided for.

                  9. The effective date in the State of New York of the merger herein provided for shall be the date of filing of the Certificate of Merger.

                      IN WITNESS WHEREOF, each of the constituent corporations are executing this Agreement and Plan of Merger as of the day of June, 1998.

                                         EAST COAST VENTURE CAPITAL, INC.
                                         (NEW YORK)

                                     By:    /s/ ZINDEL ZELMANOVICH
                                         --------------------------------
                                         Name:  Zindel Zelmanovich
                                         Title:    President

                                         EAST COAST VENTURE CAPITAL, INC.
                                        (DELAWARE)

                                     By:    /s/ ZINDEL ZELMANOVICH
                                         --------------------------------
                                         Name:  Zindel Zelmanovich
                                         Title:    President


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